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                             WASHINGTON, D.C. 20549
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                                    FORM 8-K

                                 CURRENT REPORT

                        PURSUANT TO SECTION 13 OR 15 (d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


                 DATE OF EARLIEST EVENT REPORTED: August 7, 2007


                              ATWOOD OCEANICS, INC.
             (Exact name of registrant as specified in its charter)


                         COMMISSION FILE NUMBER 1-13167

                                      TEXAS
         (State or other jurisdiction of incorporation or organization)

        Internal Revenue Service - Employer Identification No. 74-1611874


                15835 Park Ten Place Drive, Houston, Texas, 77084
                                 (281) 749-7800

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act
     (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
     (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 2.02 RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On August 7, 2007, the Company announced its earnings for the Fiscal Year 2007 Third Quarter ended June 30, 2007. A copy of the press release summarizing these earnings is filed with this Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Additional information with respect to the Company's consolidated statements of operations for the three months and nine months ended June 30, 2007 and 2006 and an analysis of revenues and contract drilling costs for the three months and nine months ended June 30, 2007 are attached hereto as Exhibits 99.2 and 99.3, respectively, which are being furnished; however, should not be deemed to be filed under Section 18 of the Exchange Act.

ITEM 7.01 REGULATION FD DISCLOSURE

Additional information with respect to the Company's Fleet Status Report at August 7, 2007 is attached hereto as Exhibit 99.4. Such information is being furnished under Regulation FD and should not be deemed to be filed under Section 18 of the Exchange Act.

As noted in the attached Fleet Status Report, the VICKSBURG incurred two (2) days of zero rate time in July 2007 related to required inspections which reduced revenues by approximately $300,000. The ATWOOD SOUTHERN CROSS is expected to incur eight (8) to ten (10) days of zero rate time during the fourth quarter of fiscal year 2007 which would reduce revenues by $2.3 million to $2.9 million. The ATWOOD HUNTER could also incur three (3) to five (5) zero rate days during the fourth quarter of fiscal year 2007 for some planned maintenance which, if incurred, would reduce revenues by $700,000 to $1.2 million.

The ATWOOD SOUTHERN CROSS continues to work for Turkiye Petrolleri A.O. ("TPAO") under a drilling program which now consists of the drilling of three (3) wells at a dayrate of $290,000 which should be completed by late October 2007 or early November 2007. The rig will then move back to Bulgaria to drill three (3) wells for Melrose at dayrates of $145,000 for the first two (2) wells and $380,000 for the last well. This program should be completed by late January 2008 to early February 2008. The rig will then return to TPAO to drill one (1) well at a dayrate of $320,000, which would have the rig completing its drilling commitments in the Black Sea during February/March 2008.

As noted in the attached Fleet Status Report, the following rigs could incur some planned zero rate downtime days during fiscal year 2008;

         ATWOOD EAGLE -    ten (10) to fourteen (14) days during the first or
                           second quarter for required regulatory inspections.

         ATWOOD HUNTER -   fifteen (15) to twenty (20) days depending upon the
                           rig's drilling schedule sometime between December
                           2007 and August 2008 for certain equipment upgrades.

         ATWOOD SOUTHERN CROSS -  two (2) to five (5) days during the second quarter of fiscal year 2008 for certain
                                  maintenance work.

         RICHMOND -      thirty (30) to sixty (60) days during the first quarter
                         of fiscal year 2008 for a life enhancing upgrades which, if performed, could cost $12 million to $15 million and extend the life of the rig seven years from January 2008.


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Statements contained in this report with respect to the future are forward-looking statements. These statements reflect management's reasonable judgment with respect to future events. Forward-looking statements involve risks and uncertainties. Actual results could differ materially from those anticipated as a result of various factors including; the Company's dependence on the oil and gas industry; the risks involved the construction of a rig; competition; operating risks; risks involved in foreign operations; risks associated with possible disruption in operations due to terrorism; risks associated with a possible disruption in operations due to a war with Iraq; and governmental regulations and environmental matters. A list of additional risk factors can be found in the Company's annual report on Form 10-K for the year ended September 30, 2006, filed with the Securities and Exchange Commission.


ITEM 9.01         EXHIBITS

EXHIBIT 99.1    PRESS RELEASE DATED AUGUST 7, 2007

EXHIBIT 99.2 CONSOLIDATED STATEMENT OF OPERATIONS FOR THE THREE MONTHS AND NINE MONTHS ENDED JUNE 30, 2007 AND 2006

EXHIBIT 99.3 ANALYSIS OF REVENUES AND CONTRACT DRILLING COSTS FOR THE THREE MONTHS AND NINE MONTHS ENDED JUNE 30, 2007

EXHIBIT 99.4    FLEET STATUS REPORT AT AUGUST 7, 2007



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SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  ATWOOD OCEANICS, INC.
                                  (Registrant)



                                  /s/ James M. Holland
                                  James M. Holland
                                  Senior Vice President

                                  DATE:    August 7, 2007


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                                  EXHIBIT INDEX


EXHIBIT NO.                       DESCRIPTION

99.1     Press Release dated August 7, 2007

99.2 Consolidated Statements of Operations for the Three Months and Nine Months ended June 30, 2007 and 2006

99.3 Analysis of Revenues and Drilling Costs for the Three Months and Nine Months ended June 30, 2007

99.4     Fleet Status Report at August 7, 2007

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